                                                                       Exhibit 1



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 3333-32045 and No. 3333-36881 of PICO Holdings, Inc. on Forms S-8 of our report dated July 9, 2004 appearing in this Annual Report on Form 11-K of the PICO Holdings, Inc. Employees 401(k) Retirement Plan and Trust for the year ended September 30, 2003.

/s/ DELOITTE & TOUCHE LLP



Columbus, Ohio
July 13, 2004



                                       12